UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006

CASH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0398535 (I.R.S. employer identification number)
Commission file number: 1-31955
7350 Dean Martin Drive, Suite 309
Las Vegas, Nevada 89139
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (702) 987-7169

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective February 21, 2006, David S. Clifford stepped-down as Chief Financial Officer of Cash Systems, Inc. (the “Company”). Christopher D. Larson, currently a director, Executive Vice President and Chief Operating Officer of the Company, and formerly the Chief Financial Officer of the Company, will assume the position of Chief Financial Officer on an interim basis while the Company searches for a permanent replacement. The Company issued a press release announcing this management change on February 21, 2006, a copy of which is attached as Exhibit 99.1 to this report.
     Mr. Larson, age 34, has served as a director of the Company since October 2001, as the Company’s Chief Operating Officer since January 2005, and as the Company’s Executive Vice President since October 2005. Mr. Larson also served as the Company’s Chief Financial Officer from October 2001 to January 2005, and as the Chief Financial Officer of Cash Systems, Inc., a Minnesota corporation and predecessor-in-interest to the Company, from June 1999 to October 2001.
     Mr. Larson will not be paid additional compensation for his services as interim Chief Financial Officer and will continue to receive the compensation and benefits under his 2-year employment agreement, dated October 18, 2005, pursuant to which Mr. Larson receives an annual base salary of $150,000, an annual bonus as determined by the Board of Directors, and other usual benefits.
Item 9.01 Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release dated February 21, 2006, announcing management change.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc. (Registrant)
Dated: February 24, 2006	By:	/s/ MICHAEL D. RUMBOLZ
		Name:	Michael D. Rumbolz
		Title:	Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release dated February 21, 2006, announcing management change.

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